Exhibit 99.1

                                              NEWS
For Release December 30, 2009

Charter Sets Emergence Date Equity Value

St. Louis, MO – As required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Charter Communications, Inc. announced today its Emergence Date Equity Value of $2.2 billion as of November 30, 2009, the effective date of Charter’s Joint Plan of Reorganization (the “Joint Plan”).  The Emergence Date Equity Value does not necessarily reflect the actual value of Charter’s common stock nor does it reflect the value of Charter's common stock for purposes of Section 382(e) of the Internal Revenue Code of 1986, as amended (the "Code").  The Certificate of Incorporation defines the Emergence Date Equity Value as Charter’s equity value on the date on which Charter emerged from chapter 11 bankruptcy protection (the “Emergence Date”), which equity value Charter shall announce via a press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission no later than thirty (30) days after the Emergence Date.  Such equity value shall be determined by Charter in good faith based on the valuation of Charter’s total enterprise as determined and approved in connection with the Joint Plan.   The Certificate of Incorporation provides that in the event that both (1) the equity value of Charter (generally based on the volume-weighted average trading price for the previous 20 trading days) has decreased by at least 35% from the Emergence Date Equity Value and (2) an owner shift of at least 25 percentage points has occurred during the relevant testing period with respect to Charter’s equity for purposes of Section 382 of the Code, and the Treasury regulations thereunder, then Charter may impose restrictions on the trading of Charter’s common stock.  The restrictions would be aimed at protecting against potential limitations on Charter’s ability to utilize net operating loss carryforwards to reduce potential future federal income tax obligations.

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About Charter Communications

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

Cautionary Statement Regarding Forward-Looking Statements:
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "positioned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

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the availability and access, in general, of funds to meet our debt obligations and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

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our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets;

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the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;

•	our ability to adequately meet demand for installations and customer service;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the weak economic conditions in the United States;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs (including retransmission consents);

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

Source: Charter Communications Inc.

Investor Relations Contact:
Mary Jo Moehle
314-543-2397

Media Contact:
Anita Lamont
314-543-2215